DOR BIOPHARMA, INC.
1691 Michigan Avenue, Suite 435
Miami, Florida 33139
www.dorbiopharma.com

DOR BioPharma Announces Private Equity Financing
of $3.77 Million With Institutional Investors

Financing Provides Working Capital for BioDefense Products
and Potential orBec® NDA

Miami, FL, February 3, 2005, DOR BioPharma Inc. (“DOR” or the “Company”) (AMEX: DOR) announced that it has entered into definitive agreements for the sale of securities in a private placement to institutional investors with gross proceeds to the Company of approximately $3.77 million.

Under the terms of the financing, in exchange for gross proceeds of approximately $3.77 million, DOR will issue, subject to customary closing conditions, 8,396,100 shares of common stock and warrants to purchase 6,297,075 shares of common stock. The warrants, which will have an exercise price of 101% of the closing price per share of the Company’s common stock on the closing date, will be exercisable for a period of five years commencing 180 days after the closing. The expiration date of the warrants will be accelerated if the Company’s common stock trades in excess of 300% of the exercise price of the warrant for any 20 trading days during any 30 consecutive trading day period.  Upon the exercise of all the warrants, DOR could receive additional gross proceeds of approximately $3.3 million.

The Company plans to use the proceeds from the financing for (i) further clinical and preclinical development of its biodefense vaccine development programs for ricin and botulinum toxins; (ii) continuation of regulatory interaction with the FDA for orBec® (oral beclomethasone dipropionate) including a possible NDA filing and/or potential additional testing, if any, requested by FDA during DOR’s planned upcoming meeting; (iii) potential acquisition and/or in-licensing of additional clinical stage products; and (iv) general corporate purposes. Based upon current projections, the proceeds from this private equity financing should allow DOR to fund operations into 2006.

Michael Sember, DOR’s President and Chief Executive Officer stated, “This financing provides working capital for our BioDefense vaccine programs and strengthens our balance sheet. We expect that 2005 will be an eventful year for DOR as we are looking forward to getting clinical data from the Phase I clinical trial of RiVaxTM, (recombinant ricin toxin vaccine), continuing to aggressively develop BT-VACCTM, our orally administered recombinant botulinum toxin vaccine, and positioning DOR to respond to any procurement orders from the US government.”

The securities offered by the company to accredited investors in the private placement were sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The securities have not been registered under the Securities Act or any state securities laws, and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the offering, DOR has agreed to file a registration statement under the Securities Act covering the resale of the shares purchased within thirty (30) days. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares and is being issued under Rule 135c under the Securities Act.

About DOR BioPharma, Inc.

DOR BioPharma, Inc. is a biopharmaceutical company focused on the development of biodefense vaccines and therapeutics for areas of unmet medical needs. Through its BioDefense Division, DOR is developing bioengineered vaccines designed to protect against the deadly effects of ricin toxin and botulinum toxin for potential U.S. Government procurement. DOR's lead therapeutic product, orBec® (an oral formulation of beclomethasone dipropionate), is a potent, locally-acting corticosteroid being developed for the treatment of intestinal Graft-versus-Host Disease (iGVHD), a severe, life-threatening form of gastrointestinal inflammation. DOR recently announced top line results of its pivotal Phase III clinical trial of orBec® in iGVHD in which orBec® demonstrated a highly statistically significant reduction in mortality during the prospectively defined Day 200 post-transplant period and positive trends on its primary endpoint. DOR expects to meet with the FDA in the coming months to determine appropriate next steps for the development of orBec®.

For further information regarding DOR BioPharma, please visit the Company's website located at http://www.dorbiopharma.com.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect DOR BioPharma's current expectations about its future results, performance, prospects and opportunities, including statements regarding the potential use of orBec® for the treatment of iGVHD and the prospects for regulatory filings for orBec®. Where possible, DOR BioPharma has tried to identify these forward-looking statements by using words such as "anticipates", "believes", "intends", or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. DOR BioPharma cannot assure you that it will be able to successfully develop or commercialize products based on its technology, including orBec®, particularly in light of the significant uncertainty inherent in developing vaccines against bioterror threats, manufacturing and conducting preclinical and clinical trials of vaccines, and obtaining regulatory approvals, that its technologies will prove to be safe and effective (including that the results of its Phase I clinical trial of RiVaxTM will demonstrate acceptable safety and immunogenicity/efficacy), that its cash expenditures will not exceed projected levels, that it will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further grants and awards, maintain its existing grants which are subject to performance, enter into any biodefense procurement contracts with the U.S. Government or other countries, that it will be able to patent, register or protect its technology from challenge and products from competition or maintain or expand its license agreements with its current licensors, that it will be able to maintain its listing on the American Stock Exchange, or that its business strategy will be successful. Important factors which may affect the future use of orBec® for iGVHD include the risks that: because orBec® did not achieve statistical significance in its primary endpoint in this study (i.e. a p-value of less than or equal to 0.05), the FDA may not consider orBec® approvable based upon existing studies, orBec® may not show therapeutic effect or an acceptable safety profile in future clinical trials, if required, or could take a significantly longer time to gain regulatory approval than DOR BioPharma expects or may never gain approval; Dor BioPharma is dependent on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacturing, marketing, sales and distribution of its products; or orBec® may not gain market acceptance; and others may develop technologies or products superior to orBec®. These and other factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, DOR BioPharma's most recent reports on Form 10-QSB and Form 10-KSB. DOR BioPharma assumes no obligation to update or revise any forward-looking statements as a result of new information, future events, and changes in circumstances or for any other reason.

Company Contact:
Evan Myrianthopoulos
Chief Financial Officer
(305) 534-3383